EXHIBIT 8.1

300 North LaSalle Street

Chicago, Illinois 60654

(312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

November 16, 2011

World Omni Auto Leasing LLC

190 Jim Moran Boulevard

Deerfield Beach, Florida 33442

Re:	World Omni Auto Leasing LLC
World Omni LT
Pre-Effective Amendment No. 1 to Registration Statement on Form S-3
(No. 333-177028)

Ladies and Gentlemen:

We have acted as special counsel to World Omni Auto Leasing LLC, a Delaware limited liability company (the “Depositor”), and World Omni LT, a Delaware statutory trust (collectively, the “Registrants”), in connection with the above-referenced Pre-Effective Amendment No. 1 to Registration Statement (together with the exhibits and any amendments thereto, the base prospectus (the “Prospectus”) and the form of prospectus supplement described therein, the “Registration Statement”), filed by the Registrants with the Securities and Exchange Commission in connection with the registration by the Depositor of Asset Backed Securities (the “Securities”) to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more prospectus supplements (each, a “Prospectus Supplement”) to the Prospectus included in the Registration Statement.

As described in the Registration Statement, the Securities of each series will be issued by a trust to be formed with respect to such series (each, a “Trust”). Each Trust will be a Delaware statutory trust to be formed by the Depositor pursuant to a Trust Agreement (each, a “Trust Agreement”) between the Depositor and an Owner Trustee to be specified in the related Prospectus Supplement. Each series of Securities issued by a Trust may include one or more classes of Asset Backed Notes (the “Notes”) and one or more classes of Asset Backed Certificates (the “Certificates”). The Notes of any Trust will be issued pursuant to an Indenture (each, an “Indenture”) by and between such Trust and an Indenture Trustee to be specified in the related Prospectus Supplement. The Certificates of any Trust will be issued pursuant to a Trust Agreement.

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World Omni Auto Leasing LLC

World Omni LT

November 16, 2011

We are familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes and Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture (including the form of Notes included as an exhibit thereto), (ii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (a “Trust Certificate”)), (iii) the form of Exchange Note Sale Agreement between Auto Lease Finance LLC and the Depositor, (iv) the form of Exchange Note Transfer Agreement between the Depositor and the related Trust, (v) the form of Exchange Note Servicing Supplement to Closed-End Servicing Agreement among World Omni Financial Corp., as servicer, World Omni LT and AL Holding Corp., (vi) the form of Exchange Note Supplement to Collateral Agency Agreement, among World Omni LT, Auto Lease Finance LLC, AL Holding Corp. and U.S. Bank National Association, as closed-end administrative agent and (vii) the form of Administration Agreement among the related Trust, the related Indenture Trustee and World Omni Financial Corp., as administrator (collectively, the “Operative Documents”). We have examined such other documents and such matters of law, including the form of Underwriting Agreement to be executed by the Depositor, World Omni Financial Corp. and the representatives of the several underwriters to be parties thereto, as filed as an exhibit to the Registration Statement, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

The opinion set forth in this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the “IRS”) contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein. Moreover, the statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the IRS. Our opinion is in no way binding on the IRS or any court, and it is possible that the IRS or a court could, when presented with these facts, reach a different conclusion. In rendering such opinion, we have assumed that the trust formed pursuant to the relevant trust agreement will be operated in accordance with the terms of the relevant Operative Documents.

Based on the foregoing and assuming that the Operative Documents with respect to each series of Notes and Certificates are duly authorized, executed and delivered in substantially the

World Omni Auto Leasing LLC

World Omni LT

November 16, 2011

form we have examined and that the transactions contemplated to occur under the Operative Documents in fact occur in accordance with the terms thereof, we are of the opinion that the discussion presented in the Prospectus forming part of the Registration Statement under the caption “Material Federal Income Tax Consequences” and in the Prospectus Supplement forming part of the Registration Statement under the caption “Material Federal Income Tax Consequences” are based upon reasonable interpretations of existing U.S. federal tax law and to the extent that the discussions presented in the Prospectus Supplement under the caption “Material Federal Income Tax Consequences” and in the Prospectus under the caption “Material Federal Income Tax Consequences” expressly state our opinion, or state that our opinion has been or will be provided as to any series of Notes, we hereby confirm and adopt such opinions herein. There can be no assurance, however, that the conclusions of U.S. federal tax law presented therein will not be successfully challenged by the IRS or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

Except for the opinions expressed above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. In addition, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein. This letter is limited to the specific issues addressed herein and the opinions rendered above are limited in all respects to laws and facts existing on the date hereof. By rendering these opinions, we do not undertake to advise you with respect to any other matter or of any change in such laws or facts or in the interpretations of such laws which may occur after the date hereof or as to any future action that may become necessary to maintain the character of any offered securities as described in the Registration Statement or to maintain the relevant trust as an entity that will not be taxable as an association or publicly traded partnership taxable as a corporation for federal income tax purposes.

Sincerely,

/S/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP